UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2014

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On February 28, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of National Instruments Corporation (the “Company”) approved an amendment to Section 2.5 of the Company’s Annual Incentive Program (“AIP”) to provide that incentive bonuses under the AIP are defined as a percentage (with a target of up to 60% for Executive Vice Presidents, a target of up to 30% for Senior Vice Presidents and  a target of up to 20% for Vice Presidents and Fellows) of a participant’s salary (or, in the case of executives in the sales organization, salary plus targeted commission), based upon attainment of objectives approved in accordance with the AIP.  In addition, the Committee approved an increase in base salary for Alex Davern, the Company’s Chief Operating Officer, Chief Financial Officer and Executive Vice President from $445,000 to $550,000 effective March 1, 2014 and an increase in Mr. Davern’s target bonus under the AIP from 30% to 60% of his base salary.  Under the terms of the AIP (as amended), the actual bonus amount to be paid to Mr. Davern and other AIP participants can be more or less than the target bonus based on the nature of the objectives, the performance of the participant relative to such objectives and the discretion of the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date: March 6, 2014